UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 26, 2007
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Date of Report
(Date of Earliest Event Reported)

IMAGING DIAGNOSTIC SYSTEMS, INC.
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(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

6531 NW 18TH COURT
PLANTATION, FL 33313
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(Address of principal executive offices)

(954) 581-9800
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(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 26, 2007, the Company entered into a Consulting Agreement (“Agreement”) with its CEO Tim Hansen which becomes effective on January 1, 2008, concurrent with Mr. Hansen’s date of retirement as CEO.  The term shall continue for nine months beginning on the Effective Date with either party having the right to terminate the Agreement upon 60 days notice to the other party.  Mr. Hansen shall be paid a retainer of $10,000 per month commencing on the Effective Date and the first day of each month thereafter until the Agreement is terminated.  He will also be reimbursed for all necessary and reasonable expenses.

A copy of the Agreement is attached as Exhibit 10.80 to this current report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 27, 2007, the Company announced that Tim Hansen will be retiring as Chief Executive Officer and Director effective January 1, 2008.  Mr. Hansen has agreed to a limited term consulting agreement to help the Company through its transition process.  See Item 1.01-Entry into a Material Definitive Agreement.  The Board of Directors formed an Executive Committee consisting of Allan Schwartz, Executive Vice President & CFO, Deborah O’Brien, Senior Vice President, Jay Bendis, Co-Chairman and Patrick Gorman, Co-Chairman, to further ensure a smooth transition until such time as a new CEO is appointed.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                               Financial Statements and Exhibits

(c) Exhibits

10.80	Consulting Agreement between Imaging Diagnostic Systems, Inc. and Tim Hansen dated as of January 1, 2008.
99.1	Press Release announcing Tim Hansen, CEO’s retirement dated December 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING DIAGNOSTIC SYSTEMS, INC.

Date: December 28, 2007	By:	/s/ Allan L. Schwartz
Allan L. Schwartz
Executive Vice President and
Chief Financial Officer